Reed’s, Inc. Announces 2017 Third Quarter Results

LOS ANGELES, CA– November 13, 2017 – Reed’s Inc. (NYSE American: REED), owner of the nation’s leading portfolio of handcrafted, all-natural beverages, today announced financial results for the fiscal third quarter ended September 30, 2017.

Financial Overview:

For the third quarter 2017 compared to the third quarter 2016:

●	Net sales were $10.9 million versus $12.3 million or a decline of 11.7%
	o	On a volume basis, non-core and discontinued products were down 25.2% for the quarter, while core products were down 8.5%
●	The company took its first price increase on its core products in 7 years which temporarily suppressed volume in August and explains the decline for the quarter
●	On a monthly basis, core product volume was up 7.3% in July; 5.7% in September and the positive trend continued into October indicating that the market has absorbed the new pricing
●	Significant idle plant costs continued to impact gross profit margins which remained unchanged versus the prior quarter at 19% versus 23% for the prior year
●	Delivery and handling expenses increased to $1,119,000 from $901,000 driven temporarily by added shipping costs related to the increased private label production at the LA plant during the third quarter
●	Selling and marketing expenses decreased to $828,000 from $918,000
●	General and Administrative expenses increased to $3,109,000 from $871,000, $2.0 million of which was driven by a non-cash impairment charge on uninstalled plant equipment and the remainder by increased filing fees and the timing of the annual shareholder meeting.
●	Interest expense and bank related charges increased to $757,000 from $415,000 primarily driven by the cost of the convertible note accrued interest and debt discount amortization of $274,000
●	Financing costs and warrant modifications totaled $1,798,000 which offsets the gain reported in Q2 2017
●	Net loss was ($0.37) per diluted share versus ($0.02) per diluted share
●	Modified EBITDA was a loss of ($839,000) versus positive $557,000

Val Stalowir CEO of Reed’s, Inc. stated, “After my first quarter here at Reed’s I see even more opportunity than I originally anticipated. The team has responded well, and we continue to make progress to improve the company’s overall performance. I am encouraged to see that some initiatives underway have already begun to have a positive impact on the business. The current priority is to continue to significantly improve the company’s margins and re-accelerate growth of the core brands. There are several significant initiatives the company has been negotiating that will be concluded in the short-term which we believe will have a significant positive impact on the company’s performance. We intend to press release these new developments and host business update calls over the coming weeks,” Stalowir concluded.

Q3 2017 Earnings Call Details:

The Company will conduct a conference call at 4:30 pm eastern time today, November 13, 2017 to discuss its 2017 third quarter results. To participate in the call, please dial the following number 5 to 10 minutes prior to the scheduled call time (800) 942-2493. International callers should dial +1 (303) 223-0117.

A replay of the call will be available on the Reed’s website at www.reedsinc.com in the “Investors” section following the earnings call within a day.

About Reed’s, Inc.:

Established in 1989, Reed’s has sold over 500 million bottles of its category leading all-natural, handcrafted beverages. Reed’s is America’s #1 selling Ginger Beer brand and has been the leader and innovator in the ginger beer category for decades. Virgil’s is America’s #1 selling independent, all-natural craft soda brand. The Reed’s Inc. portfolio is sold in over 20,000 retail doors across the natural, specialty, grocery, drug, club and mass channels nationwide. Reed’s Ginger Beers are unique to the category because of the proprietary process of hand brewing its award-winning products using fresh organic ginger combined with natural spices and fruit juices. Reed’s Ginger Beers come in three levels of increasing ginger intensity that deliver a delicious and powerful ginger bite and burn that can only come from fresh ginger root. The Company uses this same handcrafted approach and dedication to the highest quality ingredients in its award-winning Virigil’s line of great tasting, bold flavored craft sodas.

For more information about Reed’s, please visit the Company’s website at: http://www.reedsinc.com or call 800-99-REEDS.

Follow Reed’s on Twitter at http://twitter.com/reedsgingerbrew

Reed’s Facebook Fan Page at https://www.facebook.com/reedsgingerbrew

SAFE HARBOR STATEMENT

Some portions of this press release, particularly those describing Reed’s goals and strategies, contain “forward-looking statements.” These forward-looking statements can generally be identified as such because the context of the statement will include words, such as “expects,” “should,” “believes,” “anticipates” or words of similar import. Similarly, statements that describe future plans, objectives or goals are also forward-looking statements. While Reed’s is working to achieve those goals and strategies, actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. These risks and uncertainties include difficulty in marketing its products and services, maintaining and protecting brand recognition, the need for significant capital, dependence on third party distributors, dependence on third party brewers, increasing costs of fuel and freight, protection of intellectual property, competition and other factors, any of which could have an adverse effect on the business plans of Reed’s, its reputation in the industry or its expected financial return from operations and results of operations. In light of significant risks and uncertainties inherent in forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by Reed’s that they will achieve such forward-looking statements. For further details and a discussion of these and other risks and uncertainties, please see our most recent reports on Form 10-K and Form 10-Q, as filed with the Securities and Exchange Commission, as they may be amended from time to time. Reed’s undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

CONTACT:

Reed’s, Inc.

Investor Relations

(310) 217-9400 Ext 6

Email: ir@reedsinc.com

www.reedsinc.com

REED’S INC.

CONDENSED BALANCE SHEETS

	September 30, 2017	December 31, 2016
	(Unaudited)
ASSETS
Current assets:
Cash	$348,000	$451,000
Trade accounts receivable, net of allowance for doubtful accounts and returns and discounts of $378,000 and $256,000, respectively	3,188,000	2,485,000
Inventory, net of reserve for obsolescence of $290,000 and $115,000, respectively	7,815,000	6,885,000
Prepaid and other current assets	301,000	500,000
Total Current Assets	11,652,000	10,321,000
Property and equipment, net of accumulated depreciation of $5,280,000 and $4,863,000, respectively	4,089,000	7,726,000
Equipment held for sale, net of reserve of $2,000,000	2,465,000	-
Brand names	805,000	805,000
Total assets	$19,011,000	$18,852,000
LIABILITIES AND STOCKHOLDER’S DEFICIENCY
Current liabilities:
Accounts payable	$6,992,000	$5,959,000
Accrued expenses	181,000	215,000
Advances from officers	277,000	-
Line of credit	5,153,000	4,384,000
Current portion of long term financing obligations	214,000	190,000
Current portion of capital leases payable	194,000	183,000
Current portion of bank notes	953,000	953,000
Total current liabilities	13,964,000	11,884,000
Other long term liabilities
Long term financing obligation, less current portion, net of discount of $742,000 and $825,000, respectively	1,283,000	1,363,000
Capital leases payable, less current portion	286,000	438,000
Bank notes, net of discount $0 and $78,000, respectively	6,182,000	5,919,000
Convertible note, net of discount $2,833,000 and $0, respectively	748,000	-
Warrant liability	74,000	775,000
Other long term liabilities	117,000	130,000
Total Liabilities	22,654,000	20,509,000
Stockholders’ Deficiency
Series A Convertible Preferred stock, $10 par value, 500,000 shares authorized, 9,411 shares issued and outstanding	94,000	94,000
Common stock, $.0001 par value, 40,000,000 shares authorized, 15,286,258 and 13,982,230 shares outstanding	1,000	1,000
Additional paid in capital	35,447,000	29,971,000
Accumulated deficit	(39,185,000)	(31,723,000)
Total stockholders’ deficiency	(3,643,000)	(1,657,000)
Total liabilities and stockholders’ deficiency	$19,011,000	$18,852,000

The accompanying notes are an integral part of these condensed financial statements

F-1

REED’S, INC.

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Net Sales	$10,887,000	$12,329,000	$28,046,000	$33,326,000
Cost of goods sold	8,825,000	9,443,000	23,216,000	25,945,000
Gross profit	2,062,000	2,886,000	4,830,000	7,381,000

Operating expenses:
Delivery and handling expenses	1,119,000	901,000	2,731,000	2,815,000
Selling and marketing expense	828,000	918,000	2,344,000	2,911,000
General and administrative expense	1,105,000	871,000	3,402,000	3,007,000
Impairment of assets	2,000,000	-	2,000,000	-
Total operating expenses	5,052,000	2,690,000	10,477,000	8,733,000

Income/(loss) from operations	(2,990,000)	196,000	(5,647,000)	(1,352,000)

Interest expense	(757,000)	(415,000)	(2,270,000)	(1,239,000)
Financing costs and warrant modification	(1,798,000)	-	(2,776,000)	-
Change in fair value of warrant liability	(72,000)	-	3,236,000	-
Net loss	(5,617,000)	(219,000)	(7,457,000)	(2,591,000)

Preferred Stock Dividends	-	-	(5,000)	(5,000)
Net loss attributable to common stockholders	$(5,617,000)	$(219,000)	$(7,462,000)	$(2,596,000)

Weighted average number of shares outstanding – basic	15,033,083	13,908,247	14,336,375	13,504,223
Loss per share	$(0.37)	$(0.02)	$(0.52)	$(0.19)

The accompanying notes are an integral part of these condensed financial statements

F-2

REED’S, INC.

CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIENCY

Nine months ended September 30, 2017

(Unaudited)

	Common Stock		Preferred Stock		Additional Paid In	Accumulated	Total Shareholders
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficiency
Balance, December 31, 2016	13,982,230	$1,000	9,411	$94,000	$29,971,000	$(31,723,000)	$(1,657,000)

Fair value of vesting of options to employees and directors					199,000		199,000
Fair value of common shares issued for services	62,365	-			99,000		99,000
Common shares issued upon exercise of warrants, net	1,122,376	-			1,650,000		1,650,000
Extinguishment of warrant liability					2,634,000		2,634,000
Fair value of warrants issued for financing costs					689,000		689,000
Common shares issued for cash	117,647	-			200,000		200,000
Preferred dividends paid in Common stock	1,640	-			5,000	(5,000)	-
Net loss						(7,457,000)	(7,457,000)
Balance, September 30, 2017	15,286,258	$1,000	9,411	$94,000	$35,447,000	$(39,185,000)	$(3,643,000)

The accompanying notes are an integral part of these condensed financial statements

F-3

REED’S, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine months ended
	9/30/2017	9/30/2016
Cash flows from operating activities:
Net loss	$(7,457,000)	$(2,591,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	430,000	503,000
Amortization	728,000	186,000
Fair value of vested stock options issued to employees	199,000	449,000
Fair value of common stock issued for services	99,000	-
(Decrease) increase in allowance for doubtful accounts	122,000	(100,000)
Reserve for impairment on equipment held for sale	2,000,000	-
Fair value of warrants issued as financing cost	908,000
Modification cost of warrants	1,868,000	-
Change in fair value of warrant liability	(3,236,000)	-
Changes in operating assets and liabilities:
Accounts receivable	(825,000)	(61,000)
Inventory	(930,000)	122,000
Prepaid expenses and other assets	199,000	6,000
Accounts payable	1,033,000	(301,000)
Accrued expenses	176,000	182,000
Other long term liabilities	(43,000)	-
Net cash used in operating activities	(4,729,000)	(1,605,000)
Cash flows from investing activities:
Purchase of property and equipment	(535,000)	(585,000)
Net cash used in investing activities	(535,000)	(585,000)
Cash flows from financing activities:
Net borrowings (repayments) on advances from officers	277,000	-
Proceeds from sale of common stock	200,000	2,230,000
Proceeds from warrant exercises	1,650,000	45,000
Principal payments on capital expansion loan	(538,000)	(168,000)
Proceeds from issuance of convertible note	3,083,000	-
Principal repayments on long term financial obligation	(139,000)	(117,000)
Principal repayments on capital lease obligation	(141,000)	(131,000)
Net borrowings (repayments) on existing line of credit	769,000	462,000
Net cash provided by financing activities	5,161,000	2,321,000
Net (decrease) increase in cash	(103,000)	131,000
Cash at beginning of period	451,000	1,816,000
Cash at end of period	$348,000	$1,947,000

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$2,074,000	$843,000
Non Cash Investing and Financing Activities
Property and equipment acquired through capital expansion loan	$723,000	$1,307,000
Property and equipment acquired through capital lease obligations	-	86,000
Reclass of property to equipment held for sale	4,465,000	-
Fair value of warrants granted as debt discount	3,083,000	54,000
Dividends payable in common stock	5,000	5,000
Extinguishment of warrant liability	2,634,000	-

F-4

MODIFIED EBITDA SCHEDULE

	Three months ended Sept. 30,
	2017	2016
	(unaudited)	(unaudited)
Net income (loss)	$(5,617,000)	$(219,000)

Modified EBITDA adjustments:
Depreciation	171,000	214,000
Interest expense	757,000	415,000
Stock option and warrant compensation	(20,000)	147,000
Impairment costs	2,000,000	-
Financing costs and warrant modification	1,798,000	-
Change in fair value of warrant liability	72,000	-
Total EBITDA adjustments	4,778,000	776,000

Modified EBITDA	$(839,000)	$557,000

MODIFIED EBITDA SCHEDULE

	Nine months ended Sept. 30,
	2017	2016
	(unaudited)	(unaudited)
Net income (loss)	$(7,457,000)	$(2,591,000)

Modified EBITDA adjustments:
Depreciation	430,000	689,000
Interest expense	2,270,000	1,239,000
Stock option and warrant compensation	298,000	449,000
Impairment costs	2,000,000	-
Financing costs and warrant modification	2,776,000	-
Change in fair value of warrant liability	(3,236,000)	-
Total EBITDA adjustments	4,538,000	2,377,000

Modified EBITDA	$(2,919,000)	$(214,000)

F-5